UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2007

ELITE ARTZ, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52020	90-0201309
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

251 JEANELL DRIVE SUITE 3 CARSON CITY NV 89703

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 801-244-2423

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 (17  CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

    (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01 On April 4, 2007, the Company closed the transaction set forth in  the Share Exchange Agreement (the “Share Exchange Agreement”) with WISHTOP Group Limited (“WISHTOP”), Grace Well Holdings Limited (“GRACE WELL”), Cheung Kai, the shareholder of WISHTOP and Feng Di, the shareholder of GRACE WELL (collectively, the “Shareholders”).  Pursuant to the terms of the Share Exchange Agreement, the Company has acquired a 100% ownership interest in WISHTOP and a 100% ownership interest in GRACE WELL from the Shareholders.  Consideration paid by ELTZ to the Shareholders consisted of a total of 93,881,200 shares of its common stock (the “Exchange Shares”) in exchange for 100% of the ownership interests in each of WISHTOP and GRACE WELL. The Exchange took place according to the terms of the Share Exchange Agreement and in accordance with applicable law.  Following the closing, the Company now has a total of approximately 100,000,000 shares of its common stock issued and outstanding.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Share Exchange Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

(a)

Financial Statements of Business Acquired

The audited financial statements of WISHTOP and GRACE WELL as of and for the years ended December 31, 2006 and 2005, and the unaudited financial statements as of and for the three months ended March 31, 2007, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

(b) Pro Forma Financial Information

The unaudited Pro Forma Consolidated Financial Statements as of December 31, 2006 and as of March 31, 2007, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial information shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2007

Elite Artz, Inc.

By:	/s/ Wong Nga Leung
Wong Nga Leung
Director